Exhibit 10.6

GENERAL LEASE

For and in consideration of the rental and of the covenants and agreements hereinafter set forth to be kept and performed by the Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises herein described for the terms, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

ARTICLE 1.  FUNDAMENTAL LEASE PROVISIONS

Date:	December 29, 1997

Landlord:	ROBERT ARTHUR GOMES and ROBERT PAUL GOMES

Tenant:	COPART OF CONNECTICUT, INC.,

Premises:

Located in the Town of Brookhaven, County of Suffolk, State of New York, located at North side of Montauk Highway, more particularly described as follows:  the land (approx. 40 acres) and improvements, as more particularly described on the Exhibit “A” and “B” attached hereto and made a part hereof for all purposes.

Lease Term:	Fifteen (15) years, commencing January 1, 1999 and ending on December 31, 2014, with two (2) five (5) year options to extend term (Article 3).

Rent, Annual:	First 3 years: $456,000 ($38,000/mo.) (Article 4)

Security Deposit:	$76,000 (Article 5)

Use of Premises:	Salvage and Non-Salvage Vehicle Storage and Auction

Notices:	(Article 18)

To Landlord:	1601 Route 112
Medford, NY 11763

To Tenant:	5500 E. Second Street, Benicia, California
94510 - Attention: Paul A. Styer

References in this Article 1 to the other Articles are for convenience and designate other Articles where references to the particular Fundamental Lease Provisions appear.  Each reference in this Lease to any of the Fundamental Lease Provisions contained in this Article 1 shall be construed to incorporate all of the terms provided under each such Fundamental Lease Provision.  In the event of any conflict between a Fundamental Lease Provisions and the balance of the Lease, the latter shall control.

ARTICLE 2.  PREMISES

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the term, at the rent, and upon the covenants and conditions hereinafter set forth, those certain Premises,  including the underlying realty and the buildings and improvements thereon (hereinafter collectively the “Premises”).

ARTICLE 3. TERM

3.1           Term.  The term of this Lease shall continue during the lease term specified in Article 1 hereof, unless sooner terminated as hereinafter provided in this Lease.  The commencement date set forth in Article 1 is an estimate, and the commencement date and term dates shall be adjusted to reflect the date when Tenant may legally occupy the building and begin storing vehicles on the Premises. The parties agree to execute an addendum to reflect the actual commencement date of the Lease at the time Tenant may legally occupy the building and begin storing vehicles on the Premises.

3.2           Option to Extend Term.  Tenant is given the option to extend the term on all the provisions contained in this lease for two (2) five (5) year periods (“extended term” and “second extended”) following expiration of the initial term, by giving notice of exercise of the option (“option notice”) to Landlord at least six (6) months before the expiration of the term or extended term, as the case may be.  Provided that, if Tenant is in material default on the date of giving the option notice, the option notice shall be totally ineffective, or if Tenant is in material default on the date the term or extended term is to commence, the extended term or second extended term shall not commence and this lease shall expire at the end of the initial term or extended term, as the case may be.

ARTICLE 4.  RENT

4.1           Monthly Rent.  Tenant shall pay as rent for the Premises the amount specified in Article 1 in twelve (12) equal monthly installments during each year in advance on the first day of each calendar month, without deduction, offset, prior notice or demand, in lawful money of the United States.

Upon execution hereof, Tenant shall deposit with Landlord the sum of $76,000, representing prepayment of rent for the first and approximate amount of the last month of the term of the Lease.  Said deposit shall be refundable in full, upon failure of any of Tenant’s conditions precedent set forth in paragraph 18.22.

4.2           Periodic Cost-of-Living Adjustment.  The monthly rent provided for in paragraph 4.1 shall be subject to adjustment at the commencement of the 37th, 73rd, 109th, 145th, 181st, 216th, 253rd and 289th months of the term as follows:

The base for computing the adjustment is the Consumer Price Index, All Urban Consumers N.Y., Northern N.J. — Long Island, published by the United States Department of Labor, Bureau of Labor Statistics (“Index”), which is in effect on the date of the commencement of the term (“Beginning Index”).  The index published most immediately preceding the adjustment date in question (“Extension Index”) is to be used in determining the amount of the adjustment.  If the Extension Index has increased over the Beginning Index, the monthly rent for the extended term shall be set by multiplying the minimum monthly rent set forth in paragraph 4.1 by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index.  In no case shall the monthly rent be less than the monthly rent for the previous term of the Lease, nor greater than 106% of the monthly rent for the previous term.  On adjustment of the minimum monthly rent as provided in this Lease, the parties shall immediately execute an amendment to this lease stating the new minimum monthly rent.

If the Index is changed so that the base year differs from that in effect when the term commences, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics.  If the Index is discontinued or revised during the term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

ARTICLE 5.  SECURITY DEPOSIT

5.1.          Security Deposit.  Tenant shall deposit with Landlord upon execution hereof $76,000 as security for Tenant’s faithful performance of Tenant’s obligations hereunder.  If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby.  If Landlord so uses or applies all or any portion of said deposit, Tenant shall within ten (10) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated and Tenant’s failure to do so shall be a material breach of this Lease.  Landlord shall be required to keep said deposit in a segregated government insured interest bearing account, and Tenant shall be entitled to interest earned on said account (and shall be responsible for payment of any taxes due on said interest income).  If Tenant performs all of Tenant’s obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, including any accrued and undisbursed interest to Tenant (or, at Landlord’s option, to the last assignee, if any, of Tenant’s interest hereunder) at the expiration of the term hereof, and after Tenant has vacated the Premises.  No trust relationship is created herein between Landlord and Tenant with respect to the security deposit.

ARTICLE 6.  TAXES

6.1.          Payment by Tenant.  Tenant will pay, as and when the same shall become due, all taxes, assessments, use, and occupancy taxes, and other charges by a public authority, assessed, levied, charged or imposed upon the Premises. The Tenant shall deliver to the Landlord a receipted tax bill from the municipal authorities within fifteen (15) days of the due date for the payment of said taxes.  The taxes will commence in Suffolk County on December 1st through November 30th.  The authorities allow taxes to be paid in two (2) equal installments.  The first is due no later than January 10th and the second installment by May 30th.  The Landlord will deliver a tax bill immediately upon receipt from the municipal authorities from the Town so that the Tenant may pay the taxes accordingly.

ARTICLE 7.  USE

7.1           Use.  The Premises shall be used and occupied by Tenant only for the purposes set forth in Article 1 hereof and for no other purposes whatsoever without obtaining the prior written consent of Landlord.  Except for customary quantities and types of Hazardous Materials contained in office supplies, janitorial products, motor vehicle repair and maintenance facilities, and motor vehicles present on the Premises as part of the foregoing use, Tenant shall not use, store, dispose, or transport Hazardous Materials in, on, under or about the Premises, and nevertheless shall be responsible for clean-up or abatement of any Hazardous Materials which Tenant causes to be released on the Premises in violation of Environmental Laws.  As used herein, the term “Hazardous Material(s)” shall mean any hazardous or toxic substance, material, or waste which is regulated by any local governmental authority, the state of New York, or the United States Government.  As used herein, the term “Environmental Laws” shall mean all local, state, or federal laws, statutes, ordinances, rules or regulations now or hereafter enacted, issued or promulgated by any governmental authority which relate to any Hazardous Materials or the use, handling, transportation, production, disposal, discharge, release, emission, sale, or storage of, or the exposure of any person to, a Hazardous Material.

7.2           Landlord’s Representations.  Landlord represents that no underground storage tanks are present on the Premises, and has no knowledge of any action, proceeding, or claim pending or threatened involving the Premises concerning any Hazardous Material or pursuant to any Environmental Law.  Notwithstanding the foregoing, in no event shall Tenant’s acceptance of the Premises or duty to comply with all laws be deemed an acceptance of Hazardous Materials present in, on or about the Premises or the soil, surface water or groundwater thereof, as of the commencement date, or acceptance of any responsibility or liability for such Hazardous Materials.

7.3           Condition of Premises.  See Exhibit B, attached hereto, the terms of which are incorporated herein by this reference.

7.4           Compliance with Law.  Tenant shall not use the Premises or permit anything to be done in or about the Premises by its agents, invitees, or employees which will in any way conflict with any law, statute, zoning restrictions, ordinance or governmental rule or regulation or requirements or duly constituted public authorities now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises.

The Premises are properly zoned for Tenant to conduct its business.  If the zoning should be changed to disallow Tenant’s use of the Premises through no fault of Tenant, this Lease Agreement shall terminate upon the date that the use becomes illegal.

7.5           Tenant’s Indemnity.  Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord, protect, and hold harmless Landlord, its employees, agents, contractors, stockholders, officers, directors, successors, personal representatives, and assigns (collectively the “Landlord Indemnities”) from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, attorneys’ fees, consultant’s fees, investigations, detoxification, remediations, removals, and expenses of every type and nature (“Claims”), to the extent caused by a release, disposal, discharge, or emission of Hazardous Material in violation of Environmental Laws in, or on the Premises during the term of this Lease which is the result of Tenant’s use and occupancy of the Premises. The indemnity provisions in this paragraph 7.5 shall survive the termination or expiration of the Lease.

7.6           Landlord’s Indemnity.  Landlord shall indemnify, defend with counsel reasonably acceptable to Tenant, protect, and hold harmless Tenant, its employees, agents, contractors, stockholders, officers, directors, successors, subtenants, personal representatives, and assigns (collectively the “Tenant Indemnities”) from and against all Claims, directly or indirectly arising out of or in connection with any Hazardous Material present in, or on the Premises in violation of Environmental Law, or the use of the Premises at or prior to the commencement date hereof.  The indemnity provisions of this paragraph 7.6 shall survive the termination or expiration of this Lease.

7.7           Mutual Waiver.  Landlord for itself and each Landlord Indemnitee hereby waives and releases all Claims against Tenant and each Tenant Indemnitee, and all rights to join Tenant or any Tenant Indemnitee in any litigation or proceeding, arising out of or in connection with any matter which is the subject of Landlord’s indemnity obligations as set forth in paragraph 7.6; including, without limitation any Claim arising under CERCLA or any other Environmental Law; and Tenant for itself and each Tenant Indemnitee hereby waives and releases all Claims against Landlord and each Landlord Indemnitee, and all rights to join Landlord or any Landlord Indemnitee in any litigation or proceeding, arising out of or in connection with any matter which is the subject of Tenant’s indemnity obligations as set forth in paragraph 7.5; including, without limitation any Claim arising under CERCLA, or any other Environmental Law.  In this regard, Landlord for itself and each Landlord Indemnitee and Tenant for itself and each Tenant Indemnitee also waive the benefits of all laws which provide that a waiver of unknown claims is unenforceable or which would otherwise limit the obligations, waivers or releases of the Landlord or Tenant as set forth in this section.

7.8           Interference with Use.  If the Premises should become unsuitable for Tenant’s use as a consequence of the presence of any Hazardous Material, which results from the use, storage or disposal of such material prior to the commencement date hereof, then Tenant shall be entitled to an abatement of rent to the extent of the interference with Tenant’s use of the Premises occasioned thereby.  If such interference cannot be corrected or the damage resulting therefrom repaired so that the Premises will be reasonably suitable for Tenant’s intended use within 120 days following the occurrence of such event, and if Tenant has been advised by a governmental notice to cease its business operations on the Premises because of said hazardous condition, then Tenant also shall be entitled to terminate this Lease by delivery of written notice to Landlord at any time after occurrence of the event of interfering with Tenant’s use.

ARTICLE 8.  REPAIRS AND MAINTENANCE

8.1           Tenant’s Obligations.  Subject to the provisions of Article 15, Tenant, at its sole cost and expense, shall keep the Premises and every part thereof in good order, condition and repair, ordinary wear and tear excepted.  Landlord shall not have any responsibility to maintain the Premises.

8.2           Surrender.  Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in the same condition as received, broom clean, ordinary wear and tear, Hazardous Materials (other than those released or disposed of by Tenant in violation of Environmental Laws), and damage by fire, earthquake, act of God or the elements alone excepted.

ARTICLE 9.  UTILITIES

Tenant shall pay for all utilities and services furnished to or used by Tenant, including, without limitation, gas, electricity, water, telephone, sewage, air conditioning and ventilation, garbage, janitorial and landscape maintenance.

ARTICLE 10.  LIENS

Tenant shall keep the Premises and any building of which the Premises are a part free from any liens arising out of work performed, materials furnished, or obligations incurred by Tenant and shall indemnify, hold harmless and defend Landlord from any liens and encumbrances arising out of any work performed or materials furnished by or at the direction of Tenant.  In the event that Tenant shall not, within thirty (30) days after Tenant is notified in writing of the imposition of any such lien, cause such lien to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien.  All such sums paid by Landlord and all expenses incurred by it in connection therewith including attorney’s fees and costs shall be payable to Landlord by Tenant on demand with interest at the rate of 10% per annum.  Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord and the Premises, and any other party having an interest therein, from mechanics’ liens and materialmen’s liens, and Tenant shall give to Landlord at least fifteen (15) business days prior written notice of the expected date of commencement of any work relating to alterations or additions to the Premises.

Any proposed alterations or improvements of a material nature shall require the prior written consent of Landlord, which shall not be unreasonably withheld.  Landlord’s failure to approve or disapprove any proposed alterations or improvements within 10 business days of Landlord’s receipt of plans and specifications therefore shall be deemed an approval of said alterations or improvements.

ARTICLE 11.  LANDLORD’S ACCESS

 Landlord shall have the right at reasonable times to enter the Premises to inspect the same.  Landlord may at any time during the last ninety (90) days of the term of this Lease place on or about the Premises any ordinary “for lease” signs.  Tenant hereby waives any claim for abatement of rent or for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.

ARTICLE 12.  INDEMNITY, EXEMPTION OF LANDLORD FROM LIABILITY

12.1         Indemnity.  Except as to Landlord’s negligent or willful acts or omissions, Tenant shall indemnify and hold Landlord harmless from and against any and all claims of liability for any injury or damage to any person or property arising from Tenant’s use of the Premises, or from the conduct of Tenant’s business, or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises or elsewhere, except that Landlord shall be liable to Tenant for damage resulting from the negligent acts or omissions and/or willful misconduct of Landlord or their authorized representatives.  Tenant shall further indemnify and hold Landlord harmless from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant’s part to be performed under this Lease, or arising from any negligence of Tenant or Tenant’s agents, contractors or employees, and from and against all costs, attorney’s fees, expenses and liabilities incurred in the defense of any such action or proceeding brought thereon.  In the event any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend same at Tenant’s expense.

12.2         Exemption of Landlord from Liability.  Landlord shall not be liable to Tenant for any damage to Tenant or Tenant’s property or business from any cause, except for damage arising out of the negligent or willful acts or omissions of Landlord or their authorized representatives.  Tenant waives all claims against Landlord for damage to person or property arising for any reason, except that Landlord shall be liable to Tenant for damage to Tenant resulting from the gross negligent acts, willful acts or omissions of Landlord or their authorized representatives.

ARTICLE 13.  INSURANCE

13.1         Liability Insurance.  Tenant shall at all times during the term hereof and at its own cost and expense procure and continue in force Worker’s Compensation Insurance and Public Liability and Property Damage Liability Insurance, and naming Landlord as an additional insured in the liability contract and containing cross-liability endorsements, against liability, injury or death of any person and/or property damage in connection with or arising out of Tenant’s operation and use and occupancy of the Premises.  Such insurance shall be in an amount of not less than $2,000,000 single/combined liability limit for bodily injury and property damage limits of not less than $2,000,000.  All insurance required hereunder shall be with companies with a financial rating of at least B+ status as rated in the most recent edition of Best’s Insurance Reports.  Tenant shall deliver to Landlord certificates of insurance evidencing the existence and amounts of such insurance with loss payable clauses to Landlord, provided that in the event Tenant fails to procure and maintain such insurance, Landlord may (but shall not be required to) procure same at Tenant’s expense after ten (10) days prior written notice.  No such policy shall be cancelable or subject to reduction of coverage except after ten (10) days prior written notice to Landlord by the insurer.  Tenant shall, within twenty (20) days prior to the expiration of such policies, furnish Landlord with renewals or binders.  All such policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry.  Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

13.2         Fire and Extended Coverage.

A.            Tenant shall procure and maintain at all times during the term of this Lease a policy or policies of insurance covering loss or damage to the building(s) located on the Premises (exclusive of Tenant’s trade fixtures, personal property and equipment), in an amount of the full insurable value providing protection against risk of physical loss subject to standard exclusions; including, but not limited to flood and earthquake.  Such insurance shall provide for payment of loss thereunder to Landlord or the holder of a first mortgage or deed of trust on the Premises.

B.            Tenant shall at all times during the term hereof, and at its cost and expense, maintain in effect policies of insurance covering (1) its fixtures and equipment located on the Premises, in an amount not less than 80% of their actual cash value from time to time during the term of this Lease, providing protection against risk of physical loss subject to standard exclusions, including but not limited to, flood and earthquake.  The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the fixtures and equipment so insured.

13.3         Waiver of Subrogation.  The parties release each other, and their respective authorized representatives, from any claims for damage to any person or to the Premises and to the fixtures, personal property, Tenant’s improvements, and alterations of either Landlord or Tenant in or on the Premises that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.

Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy.  Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this Lease.  If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact.  The other party shall have a period of ten days after receiving that notice either to place the insurance with a company that is satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such a policy is obtainable at additional cost.  If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

ARTICLE 14.  DAMAGE OR DESTRUCTION

14.1         Destruction.  If, during the term, the Premises are totally or partially destroyed from any cause, rendering the Premises totally or partially inaccessible or unusable, Landlord shall restore the Premises to substantially the same condition as they were in immediately before destruction, if (1) the restoration can be made under existing law, (2) can be completed within 120 working days after the date of the destruction, and (3) there are sufficient insurance proceeds available from the insurance set out in Section 13.2 above to pay for the restoration, and (4) more than 6 months remains on the term, with extensions, of the Lease.

If the restoration cannot be made in the time stated in this paragraph, then within 15 days after the parties determine that the restoration cannot be made in the time stated in this paragraph, Tenant can terminate this lease immediately by giving notice to Landlord.  If Tenant fails to terminate this lease and if restoration is permitted under the existing laws, Landlord, at its election, can either terminate this lease or restore the Premises within a reasonable time and this lease shall continue in full force and effect.  If the existing laws do not permit the restoration, either party can terminate this lease immediately by giving notice to the other party.

14.2         Abatement of Rent.  In case of destruction there shall be an abatement or reduction of rent between the date of destruction and the date of completion of restoration, based on the extent to which the destruction interferes with Tenant’s use of the Premises.

ARTICLE 15.  CONDEMNATION

In the event of a condemnation or a transfer in lieu thereof, where more than 20% of the Premises (measured as a percentage of the fair market value of the Premises) is taken, Tenant may, upon written notice given within ninety (90) days after such taking or transfer in lieu thereof, terminate this Lease if Tenant reasonably determines that the loss of that part of the Premises which is condemned will cause it to be economically infeasible to use the Premises for the use permitted hereunder.  If Tenant does not elect to terminate this Lease, the Lease shall continue in full force and effect, except that the monthly Rent shall be reduced in the proportion that Tenant’s use of the Premises hereunder is materially, adversely affected by such taking.  Landlord shall be entitled to any condemnation award, except as to any award or portion thereof which relates to Tenant’s business or improvements to the Premises made at Tenant’s expense.

ARTICLE 16.  ASSIGNMENT AND SUBLEASE

16.1         Landlord’s Consent Required.  Except as to insurance customers of Tenant, Tenant shall not voluntarily or by operation of law assign this Lease, sublet all or any part of the Premises, or otherwise transfer, mortgage, pledge, hypothecate or encumber all or any part of Tenant’s interest in this Lease or in the Premises or any part thereof, without Landlord’s prior written consent, and any attempt to do so without such consent being first had and obtained shall be wholly void and shall constitute a breach of this Lease.

16.2         Reasonable Consent.  If Tenant complies with the following conditions, Landlord shall not unreasonably withhold its consent to the assignment of the Lease or the subletting of the Premises or any portion thereof.  Tenant shall submit in writing to Landlord (a) the name and legal composition of the proposed Assignee or Sublessee; (b) the nature of the proposed Assignee’s or Sublessee’s business to be carried on in the Premises; (c) the terms and provisions of the proposed Assignment or Sublease; (d) such reasonable financial information as Landlord may request concerning the proposed Assignee or Sublessee. Landlord’s consent shall be conditioned upon the credit worthiness and operating experience of the proposed assignee.

16.3         Consent not Release.  In the event of any assignment of subletting, Tenant shall nevertheless at all times remain fully responsible and liable for payment of the rent and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease.  Upon the occurrence of an “event of default” as defined below, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at its option, collect directly from the assignee or subtenant all rents becoming due to Tenant by reason of the assignment or sublease.  Any collection directly by Landlord from the assignee or subtenant shall not be construed to constitute a novation or a release of Tenant from the further performance of its obligations under this Lease and Tenant shall remain liable hereunder.

ARTICLE 17.  DEFAULT

17.1         Default.  The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

A.            Any failure by Tenant to pay rent or any other monetary sums required to be paid hereunder, where such failure continues for three (3) days after written notice thereof from Landlord to Tenant, but notice shall not be required more than two (2) times per year.

B.            The abandonment or vacation of the Premises by Tenant.

C.            A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of such default is such that it cannot be reasonably cured within such thirty-day period, Tenant shall not be deemed to be in default if Tenant shall within such period commence such cure and thereafter diligently prosecute the same to completion.

D.            The making by Tenant of any general assignment or general

arrangement for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant the same is dismissed within ninety (90) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within forty-five (45) days; of the attachment, execution, or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease where such seizure is not discharged within thirty (30) days.

17.2         Remedies.  In the event of any such material default or breach by Tenant, Landlord may do the following at any time thereafter without limiting Landlord in the exercise of any right or remedy at law or in equity which Landlord may have by reason of such default or breach:

A.            Maintain this Lease in full force and effect and recover the rent and other monetary charges as they become due, without terminating Tenant’s right to possession, irrespective of whether Tenant shall have abandoned the Premises.  In the event Landlord elects to not terminate the Lease, Landlord shall have the right to attempt to relet the Premises at such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease, including removal of all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.  In the event any such reletting occurs, this Lease shall terminate automatically upon the new tenant taking possession of the Premises; provided, however, Tenant shall remain liable to Landlord for the present value of any lost rentals if the Premises are relet for a sum less than the rental provided for herein.  Notwithstanding that Landlord fails to elect to terminate this Lease initially, Landlord at any time during the term of this Lease may elect to terminate this Lease by virtue of such previous default of Tenant.

B.            Terminate Tenant’s right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.  In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s default including without limitation thereto the following: (1) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (2) the worth at the time of award of the amount by which the unpaid rent would have been earned after termination until the time of award exceeds the amount of such rental loss that is proved could have been reasonably avoided; plus (3) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that is proved could be reasonably avoided; plus (4) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform his obligations under this Lease or which the ordinary course of events would be likely to result therefrom; plus (5) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable state law.  Upon any such re-entry Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises which Landlord, in its sole discretion, deems reasonable and necessary.  As used in subparagraph (1) above, the “worth at the time of award” is computed by allowing interest at the rate of 10% per annum from the date of default to the date of termination of the Lease, including exercised extensions.  As used in subparagraphs (2) and (3) above, the “worth at the time of award” is computed by discounting such amount at the discount rate of the U.S. Federal Reserve Bank at the time of award plus 1%.  The term “rent” as used in this Section 18 shall be deemed to be and to mean rent to be paid pursuant to Article 4 and all other monetary sums required to be paid by Tenant pursuant to the terms of this Lease.

17.3         Appointment of Receiver.  If Tenant is in default of this lease Landlord shall have the right to have a receiver appointed to collect rent and conduct Tenant’s business.  Neither the filing of a petition for the appointment of a receiver nor the appointment itself shall constitute an election by Landlord to terminate this lease.

17.4         Default by Landlord.  Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within a reasonable time, but in no event later than thirty (30) days after written notice by Tenant to Landlord and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have been furnished to Tenant in writing, specifying wherein Landlord has failed to perform such obligation; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for performance, then Landlord shall not be in default if Landlord commences performance within such thirty-day period and thereafter diligently prosecutes the same to completion.

ARTICLE 18.  ADDITIONAL PROVISIONS

18.1         Subordination and Attornment.  Upon written request of Landlord or any beneficiary, mortgagee, secured party, or other holder of any deed of trust, mortgage or other written security device or agreement affecting the real property underlying this Lease, or any lessor under any underlying lease pursuant to which Landlord holds its interest in the real property (collectively, “Lenders”), Tenant shall, in writing, subordinate its rights under this Lease to the lien of any deed of trust, mortgage or other security device or agreement affecting the real property, or to the interest of any underlying lease under which Landlord holds its interest in the real property;

provided that, the Lender to which this Lease shall be subordinated has previously executed or contemporaneously executes a recognition and nondisturbance agreement which provides that this Lease shall not be terminated so long as Tenant is not in default under this Lease.  Further, Tenant shall attorn to any successor-in-interest or Lender, and shall execute any documents required to evidence such attornment, provided that such successor-in-interest or Lender has previously assumed or contemporaneously assumes, in writing, all obligations of the Landlord under this Lease.

18.2         Quiet Enjoyment.  Landlord covenants and agrees with Tenant that upon Tenant paying rent and other monetary sums due under the Lease and performing its covenants and conditions, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises for the term; subject, however, to the terms of the Lease and of any of the aforesaid ground leases, mortgages or deeds of trust described above.

18.3         Reserved.

18.4         Reserved.

18.5         Transfer of Landlord’s Interest.  In the event of sale or conveyance by Landlord of Landlord’s interest in the Premises or the Building other than a transfer for security purposes only, Landlord shall be relieved from and after the date specified in such notice of transfer of all obligations and liabilities accruing thereafter on the part of Landlord, provided that any funds in the hands of Landlord at the time of transfer in which Tenant has an interest shall be delivered to the successor of Landlord.  This Lease shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser or assignee provided all Landlord’s obligations hereunder are assumed in writing by the transferee.

18.6         Captions, Attachments, Defined Terms.  The captions of the articles of this

Lease are for convenience only and shall not be deemed to be relevant in resolving any question or interpretation or construction of any section of this Lease.  Exhibits attached hereto and addendums and schedules initialed by the parties are deemed by attachment to constitute part of this Lease and are incorporated herein.  The words “Landlord” and “Tenant”, as used herein, shall include the plural as well as the singular.  Words used in neuter gender include the masculine and feminine and words in the masculine or feminine gender include the neuter.  If there be more than one Landlord or Tenant, the obligations hereunder imposed upon Landlord or Tenant shall be joint and several.  If the Tenants are husband and wife, the obligations shall extend individually to their sole and separate property as well as to their community property.  The term “landlord” shall mean only the owner or owners of the fee title or a tenant’s interest in a ground lease of the Premises at the time in question.  The obligations contained in this Lease to be performed by Landlord shall be binding on Landlord’s successors and assigns only during their respective periods of ownership.

18.7         Entire Agreement.  This instrument, along with any exhibits and attachments hereto, constitutes the entire agreement between Landlord and Tenant relative to the Premises, and this Agreement and the exhibits and attachments may be altered, amended or revoked only by an instrument in writing signed by both Landlord and Tenant.  Landlord and Tenant agree hereby that all prior or contemporaneous oral agreements between and among them and their agents and representatives relative to the leasing of the Premises are merged in or revoked by this Agreement.

18.8         Severability.  If any term or provision of this Lease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

18.9         Costs of Suit.  If Tenant or Landlord shall bring any action for any relief against the other, declaratory or otherwise, arising out of this Lease, including environmental claims, including any suit by Landlord for the recovery of rent or possession of the Premises, the losing party shall pay the successful party a reasonable sum for attorney’s fees which shall be deemed to have accrued on the commencement of such action and shall be paid whether or not such action is prosecuted to judgment.  Should Landlord, without fault on Landlord’s part, be made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any person holding under or using the Premises by license of Tenant, or for the foreclosure of any lien for labor or materials furnished to or for Tenant or any such other person, or otherwise arising out of or resulting from any act or transaction of Tenant or of any such other person, Tenant covenants to save and hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof, and all costs and expenses, including reasonable attorney’s fees, incurred by Landlord in connection with such litigation.

18.10       Time, Joint and Several Liability.  Time is of the essence of this Lease and each and every provision hereof, except as to the conditions relating to the delivery of possession of the Premises to Tenant.  All the terms, covenants and conditions contained in this Lease to be performed by either party if such party shall consist of more than one person or organization shall be deemed to be joint and several, and all rights and remedies of the parties shall be cumulative and non-exclusive of any other remedy at law or in equity.

18.11       Binding Effect, Choice of Law.  The parties hereto agree that all the provisions hereof are to be construed as both covenants and conditions as though the words importing such covenants and conditions were used in each separate paragraph hereof; subject to any provisions hereof restricting assignment or subletting by Tenant and subject to section 18.5, all of the provisions hereof shall bind and inure to the benefit of the parties and their respective heirs, successors and assigns.  This Lease shall be governed by the laws of the State of New York.

18.12       Waiver.  No covenant, term or condition or the breach thereof shall be deemed waived, except by written consent of the party against whom the waiver is claimed, and any waiver or the breach of any covenant, term or condition shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition.  Acceptance by Landlord of any performance by Tenant after the time the same shall have become due shall not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

18.13       Surrender of Premises.  The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of the Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

18.14       Holding Over.  If Tenant remains in possession of all or any part of the Premises after the expiration of the term, or any extended term, hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month to month only and not a renewal hereof or an extension for any further term, and in such case, rent equal to 125% of the rent payable at expiration, and other monetary sums due hereunder shall be payable in the amount and at the time specified in this Lease, and such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein.

18.15       Reserved.

18.16       Reasonable Consent.  Except as limited elsewhere in this Lease, wherever in this Lease Landlord or Tenant is required to give its consent or approval to any action on the part of the other, such consent or approval shall not be unreasonably withheld.  In the event of failure to give any such consent, the other party shall be entitled to specific performance at law and shall have such other remedies as are reserved to it under this Lease, but in no event shall Landlord or Tenant be responsible in monetary damages for failure to give consent unless said consent is withheld maliciously or in bad faith.

18.17       Interest on Past Due Obligations.  Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at 10% per annum from the due date.  Payment of such interest shall excuse or cure any default by Tenant under this Lease.

18.18       Recording.  Tenant shall not record this Lease without Landlord’s prior written consent, and such recordation shall, at the option of the Landlord, constitute a non-curable default of Tenant hereunder.  Either party shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes.

18.19       Notices.  All notices or demands of any kind required or desired to be given by Landlord or Tenant hereunder shall be in writing and shall be deemed delivered 48 hours after depositing the notice or demand in the United States mail, certified or registered, postage prepaid, addressed to the Landlord or Tenant respectively at the addresses set forth in Article 1 of this Lease.

18.20       No Reservation.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease; it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

18.21       Grant of Option to Tenant.  Landlord grants to Tenant the option to purchase the Premises in accordance with the provisions of this lease, as long as Tenant is not in material default at the time Tenant exercises the option.

A.            Option Period.  Tenant shall have the right to exercise the option to purchase at any time during this Lease, provided Tenant is not in material default.

B.            Method of Exercising Option.  Tenant shall exercise the option by giving notice (“option notice”) to Landlord within the option period as set forth herein.

C.            Purchase Price. The parties shall have 60 days after Landlord receives the option notice in which to agree on the purchase price.  If the parties are unable to agree on the purchase price within that period, then within 30 days after the expiration of that period each party, at its respective cost and by giving notice to the other party, shall appoint a qualified real estate appraiser with at least five (5) years full-time commercial appraisal experience in the area in which the Premises are located to appraise and set the purchase price of the Premises.  If a party does not appoint an appraiser within 10 days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the purchase price of the Premises.  If the two appraisers are appointed by the parties as stated in this paragraph, they shall meet promptly and attempt to set the purchase price of the Premises.  If they are unable to agree on the purchase price within 30 days after the second appraiser has been appointed, they shall attempt to select a third appraiser  meeting the qualifications state in this paragraph within 30 days after the last day the two appraisers are given to set the purchase price.  If they are unable to agree on the third appraiser, either of the parties to this lease by giving 15 days’ notice to the other party can apply to the then president of the county real estate board of the county in which the Premises are located, or to the presiding judge of the superior court of that county, for the selection of a third appraiser who meets the qualifications stated in this paragraph.  Each of the parties shall bear one half of the cost of appointing the third appraiser and of paying the third appraiser’s fee.  The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

Within 60 days after the selection of the third appraiser, a majority of the appraisers shall set the purchase price of the Premises.  If a majority of the appraisers are unable to set the purchase price within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the purchase price of the Premises.  If, however, the low appraisal and/or the high appraisal are/is more than 20% lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded.  If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two; the resulting quotient shall be the purchase price of the Premises.  If both the low appraisal and the high appraisal are disregarded as statuted in this paragraph, the middle appraisal shall be the purchase price of the Premises.

In appraising the Premises as provided in this paragraph, the appraisers shall not take into consideration the existence of this lease, and shall exclude the value of improvements made to the Premises at Tenant’s expense.

After the purchase price for the Premises has been set, the appraisers shall immediately notify the parties.  If Tenant objects to the purchase price that has been set, Tenant shall have the right to elect not to purchase the Premises, as long as Tenant pays all the costs in connection with the appraisal procedure that set the purchase price.  Tenant’s election not to purchase the Premises must be exercised within ten (10) days after receipt of notice from the appraisers of the purchase price.  If Tenant does not exercise its election within the ten (10) day period, Tenant shall purchase the Premises from Landlord as provided in this paragraph.

D.            Method of Payment.  The purchase price shall be payable in cash in lawful money of the United States to Landlord by Tenant at close of escrow.

E.             Title to Premises.  Landlord shall deliver to Tenant an executed grant deed in recordable form conveying the Premises.  Title to the Premises shall be conveyed by

Landlord to Tenant free and clear of all liens, encumbrances, and mortgages, but subject to any and all restrictions, conditions, covenants, easements, mineral reservations or mineral interest conveyances, and exceptions approved by Tenant, if any, relating to the hereinabove described property, to the extent that they are still in force and effect, as shown of record in the Real Property Records of Suffolk County and taxes not yet due and payable and further subject to visible and apparent easements, if any.

F.             Escrow.  The sale shall be consummated through an escrow with a reliable escrow company (“escrowholder”), to be opened within ten (10) days after the option notice has been given to Landlord.  The parties shall execute all documents required by escrowholder as long as they are consistent with the provisions of this paragraph.  Escrow shall close within thirty (30) days after the purchase price has been established.  Escrow shall be deemed to be closed pursuant to this paragraph on the date the grant deed is recorded.

G.            Title Insurance.  At the close of escrow, escrowholder must be prepared to issue a CLTA Standard Coverage Policy of Title Insurance in the amount of the purchase price insuring title to the Premises vested in Tenant, subject only to the matters set forth in paragraph E above.

H.            Proration of Costs and Income.  Rent, insurance premiums (if the policy form is acceptable to Tenant), interest, and ad valorem taxes for the year in which the sale is closed shall be prorated as of close of escrow.  The unaccrued annual rental previously paid by Tenant to Landlord for the year in which the sale is closed will be credited to Tenant in the escrow.

I.              Closing Costs.  Transfer taxes and recording fees on the deed shall be paid by Tenant.  The cost of the title policy referred to in paragraph H shall be paid by Tenant.  Charges of escrow and all other closing costs shall be paid by the party incurring same.

J.             Destruction of Building or Other Improvements.  If the building or other improvements that are part of the Premises are totally or partially destroyed between the date Tenant exercises its option to purchase and the date set for the close of escrow, Landlord shall restore the Premises pursuant to Article 14.  However, if Landlord elects to terminate this lease pursuant to that paragraph, Tenant’s right to purchase the Premises shall terminate, unless Tenant notifies Landlord that Tenant will purchase the Premises despite the destruction and without reduction in the purchase price.  Tenant must notify Landlord of its decision to purchase the Premises within fifteen (15) days after Tenant receives notice of Landlord’s election to terminate this lease.  If Tenant elects to purchase irrespective of the destruction, Tenant shall be entitled to receive all insurance proceeds resulting from the destruction.  If this lease does not terminate as a result of the destruction, and Landlord restores the Premises, the time for close of escrow shall be extended for a period of time equal to the period of time Landlord takes to restore the Premises.

If the Premises are totally or partially destroyed between the date Tenant exercises the option to purchase and the date set for the close of escrow, or the purchase price of the Premises, unless this lease terminates as a result of the destruction pursuant to Article 14.  If the lease terminates, this option shall also terminate, unless Tenant otherwise agrees in writing to complete the purchase.

L.             Nonassignability of Option.  Tenant shall not assign its interest, or any portion of its interest, in the option granted hereby without Landlord’s consent.

M.           Close of Escrow-Termination.  On close of escrow this lease shall terminate, and the parties shall be released from all liabilities and obligations under this lease.

18.22       Tenant’s Conditions Precedent.  Tenant’s obligation to proceed under the terms of this Lease is subject to the following conditions precedent:

1.                                       Completion by Landlord of the improvements to the Premises in accordance with the conditions and in the time set forth in Exhibits B and C.

2.                                       Tenant obtaining all appropriate licenses for operation of its business at the Premises.

3.                                       Tenant’s approval of the environmental condition of the Premises, including the report(s) from Environmental Risk Limited regarding the Premises.

4.                                       Execution by Landlord’s lender of the Security Holder’s Consent.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

LANDLORD	TENANT

COPART OF CONNECITCUT, INC.

/s/ Robert Arthur Gomes

By

/s/ Paul A. Styer

Robert Arthur Gomes	Paul A. Styer, Secretary

/s/ Robert Paul Gomes
Robert Paul Gomes

SECURITY HOLDER’S CONSENT

The undersigned Beneficiaries are the holders of a mortgage loan (the “Loan”) to Landlord in the original amount of ________________ Dollars ($_________) which is secured by a first mortgage (the “Security Instrument”) covering the Premises.

In the event of foreclosure of the Security Instrument, or upon a sale of the Premises pursuant to the Trustee’s power of sale contained therein, or upon a transfer of the Premises by deed in lieu of foreclosure, then so long as Tenant is not in default under any of the terms, covenants, or conditions of this Lease after the giving of any required notice or lapse of any applicable cure period, this Lease shall continue in full force and effect as a direct lease between the succeeding owner of the Property and Tenant, upon and subject to all of the terms, covenants and conditions of this Lease for the balance of the term of this Lease.  Tenant hereby agrees to attorn to and accept any such successor owner as Landlord under this Lease, and to be bound by and perform all of the obligations imposed by this Lease on Tenant, and Beneficiaries or any such successor owner of the Property will not disturb the possession of Tenant, and will be bound by all of the obligations imposed by this Lease upon the Landlord hereunder.

Beneficiaries

date

date

EXHIBIT B

SPECIFICATIONS

Brookhaven, Long Island Building (12/29/97 Revision)

1.               Masonry Block/Metal Building Construction

A.           14,400 sq. ft. total — per drawing attached

B.             Construction/landscaping to comply with local building codes

C.             Office space, heating and air conditioning per code, suspended ceilings (9’).  Laminated counter tops, tenant’s colors, in lobby, lunchroom, bath vanities, gold room, conference room.

D.            Shop space, heating/lighting, electrical to be 220, 2 phase.

2.               Finish Details

A.           Sheet rock, tape, texture, paint (2 coats), interior doors to be solid core.

B.             Cabinetry in baths, lunchroom, gold room, conference room, under lobby counter, as reasonably agreed by owner and tenant.

C.             Ceramic floor tile in lobby, lunchroom, and bathrooms.  Carpet (26-oz. nylon) throughout balance office.

D.            Pre-wired for telephone lines.

3.               Yard Details

A.           Minimum of 36 acres of customer parking and vehicle storage area.

B.             Front parking chain link fencing, to include 2 gates, (one power).

C.             Storage area to be graded to drain water, base compacted (to 95%), and covered with minimum 4” crush aggregate.  Any retention ponds to be located on the site shall be for retention of water on subject property only and shall be designed to minimize surface area required.

D.            Minimum 50,000 sq. ft. of paved parking/loading/driveway area.  Asphalt to be minimum 4” thickness, supported with base to allow heavy trucks and loaders.

4.               Site Plan Approval, Use and Building Permits, Completion

A.           Landlord agrees to proceed with due diligence to obtain site plan approval, and to obtain a use permit and approved building plans pursuant to the above referenced specifications.

Tenant agrees to cooperate with Landlord in this process.

B.             Landlord anticipates filing for site plan approval with Town of Brookhaven in January, 1998, and obtaining use and building permit approval from Town of Brookhaven by June, 1998.  Landlord agrees to use best efforts to obtain these approvals as quickly as possible.  In the event that Landlord is unable to obtain use and building permits on or before October 1, 1998, despite due diligence and use of best efforts, then either Landlord or Tenant may elect to cancel this Lease, upon written notice to the other party after October 1, 1998.

C.             Landlord agrees to complete construction of the building and site improvements (so that Tenant may legally occupy the Premises and begin vehicle storage) within nine (9) months from the date of receipt of the building permit.  Except that, the completion date shall be extended for any day of delay caused by any of the following:

i)                       Adverse weather conditions that result in an unsafe working environment or which make it impossible for any work to continue as determined by Derek Schleede, Ocean Rich Distributors, 1681 Montauke Hwy, Bellport, NY  11713, phone number (516) 286-3190.

ii)                         A work stoppage caused by a union labor dispute, unless such dispute was the result of some act or omission of the Landlord;

iii)                      An Act of God;

iv)                     War;

v)                        Or any causes beyond Landlord’s control.

No other causes of delayed completion shall relieve the Landlord from the obligation to complete the work as provided herein.

D.            The Landlord and Tenant agree that in the event Landlord has not substantially completed construction of the building and site improvements so that Tenant may legally occupy the Premises and begin vehicle storage in the time period set forth in 4.C., above, Tenant may, upon 10 days written notice to Landlord, (a) accept the Premises in their as-is condition at the expiration of the time period set forth in 4.C., above, with the Lease commencing on such date and/or (b) assume responsibility and control over the completion of the project.  In such event, Tenant shall act in a reasonable and diligent manner to complete the project as quickly as possible, at which time this Lease shall commence.  Tenant shall be authorized to expend only such funds as are reasonably necessary to complete construction in accordance with plans and specifications approved by Landlord and Tenant.  Any such funds expended by Tenant shall be subject to reimbursement by Landlord within 15 days of Landlord’s receipt of a statement detailing such expenses, accompanied by paid invoices.  In the event Landlord fails to reimburse Tenant in a timely manner, such sum shall be a credit toward rent under the Lease or under the option to purchase set forth in the Lease.

5.               Lease Pre-Paid Rent and Security Deposit

A.           Upon execution of this Lease, Tenant shall deposit with Landlord the sum of $152,000, representing $76,000 in pre-paid rent, and $76,000 as a security deposit (hereinafter collectively “the Deposits”).  As an exception to Article 5 of this Lease, Tenant consents to Landlord’s use of the Deposits to defray Landlord’s costs associated with negotiation of this Lease and planning and development of the Premises.  Within 60 days of commencement of the Lease, Landlord shall comply with Article 5 of this Lease.  Concurrent with Landlord’s compliance with Article 5 of this Lease, Tenant shall cause to be released its security interest in the Premises.

B.             Until Landlord complies with Article 5, Landlord shall grant Tenant a security interest in the form of a first deed of trust recorded against Landlord’s ownership interest in an approximately 32 acre portion of the Premises.  The security interest shall secure repayment of $152,000, plus interest at the rate of 8% per annum, in the event Landlord is unable to deliver the Premises to Tenant.  Interest shall accrue and shall be a credit toward Tenant’s first lease payment after the commencement of this Lease.

C.             The first deed of trust in favor of Tenant shall provide that the Landlord may subordinate the interest to a lender providing acquisition/construction financing for the acquisition of and construction of improvements on the Premises.  The amount of said financing to which Tenant’s deed of trust shall be subordinated shall not exceed 90% of the value of the Premises land and improvements to be constructed.

6.               The terms of the correspondence dated October 28, 1997, and December 19, 1997, and attached hereto as Exhibit C, are incorporated herein by the reference.

EXHIBIT C

OTHER SPECIFICATIONS

[MEMORANDUM OF COPART CORPORATION HEADQUARTERS]

To:	Lawrence J. Holt

From:	Paul A. Styer
Senior Vice President
General Counsel

Date:	December 19, 1997

Re:	Brookhaven Property Lease
Zoning and Use Issues

Dear Larry,

I am in receipt of your fax dated 12/17/97, which includes correspondence dated March 27 and April 2, 1997 from the town of Brookhaven to Robert Gomes. I have been previously provided a copy of the April 2 correspondence and have raised the following concerns already:

1.

Although the cover letter says that an “salvage” auction is a permitted use, the covenants and restrictions prohibit storage of “junk” motor vehicles on the subject premises. What is the practical difference between “salvage” and “junk” motor vehicles?

2.

The covenants and restrictions indicate that 30% of the site shall remain natural vegetation and there shall be a 100-ft. front buffer. Copart anticipated obtaining 40 useable acres for the office, storage and parking areas. We do not expect that 30% of our lease site will be in natural vegetation.

3.

We have previously discussed the issue of draining fluids and washing vehicles on the subject premises. The cover letter indicates that the operations are subject to environmental and health approval. The covenants and restrictions further indicate that washing and cleaning shall only take place in a designated location to be approved in the Town of Brookhaven at the time of site plan review. A small percentage of vehicles sold at Copart auctions are washed prior to sale. The washing involves rinsing with water and use of a biodegradable soap. Exteriors only are washed. Washing and cleaning of vehicles must be approved by the Town in the sale area set forth on the fax received by you from Willis Johnson. We understand that it is up to the Town to approve the location.

[MEMORANDUM OF COPART CORPORATION HEADQUARTERS]

October 28, 1997

Lawrence J. Holt, Esq.
Cedar, Strauss & Holt, P.C.
Attorneys at Law
910 Middle Country Road
P.O. Box 2100
Selden, NY 11784-0614

Re:	Long Island Salvage Vehicle Auction Facility Lease

Dear Larry:

This letter will confirm that I am sending five (5) execution copies of the enclosed lease to Robert Paul Gomes in Pittsburgh, Pennsylvania. In understand that Robert Paul Gomes will forward the documents to Robert Gomes for signature and that thereafter, the documents will be returned to me for signature by Copart of Connecticut, Inc.

While the documents are circulating for signature, I will arrange for a wire transfer of $152,000 to your client trust account. Please provide me with written wire transfer instructions. Additionally, you have indicated that you will forward to me a copy of the title report for the thirty-two (32) acres, which will confirm that Robert Paul Gomes and Robert Gomes are the owners of the subject property.

As we discussed, I will forward the signed leases for you to hold in escrow until such time as Mr. Gomes has a signed contract for the adjoining real property. You also let me know that the site plan for the new salvage pool will reflect a site configuration as set forth in the May 24, 1997 site plan. We have also agreed that you will provide an accounting for use of the $152,000 on a monthly basis, without the necessity of disclosing any fees payable to you or Cedar, Strauss & Holt. I assure you that our intention regarding this matter is not to unnecessarily burden you, but only to provide Copart with a confirmation that the funds are being used for the negotiation of this transaction and development of the subject property. Based on the dealings that you and I have had in negotiating this transaction, I do not anticipate any difficulty in you and I being comfortable on this accounting arrangement.

The final issue which must be completed prior to distribution of any funds is the recordation of a first deed of trust or mortgage in favor of Copart of Connecticut, Inc. regarding security for the $152,000.

Please contact me if there are any other issues which I have failed to discuss in this letter. Otherwise I look forward to working with you on finalization of the last remaining details. Thank you once again for all of your work in getting to this point.

Very truly yours,

/s/ Paul A. Styer

Paul A. Styer
Senior Vice President
General Counsel

PAS/sm

cc:	Robert Paul Gomes w/5 execution copies
Willis J. Johnson, Chief Executive Officer
Steven Powers, Regional Manager
Michael Ferrigno, General Manager

REVISED FIRST ADDENDUM TO GENERAL LEASE

                This First Addendum to General Lease is made to that certain General Lease dated December 29, 1997, between Robert Arthur Gomes and Robert Paul Gomes, Landlord, and Copart of Connecticut, Inc., Tenant, for the therein described Premises located in the Town of Brookhaven, New York, and is effective as of the date of the General Lease.

1.01.        Landlord and Tenant agree to amend Article 3.1 Term as follows:

3.1  Term.  The term of this Lease shall continue during the lease term specified in Article 1 hereof, unless sooner terminated as hereinafter provided in the Lease.  The commencement date set forth in Article 1 is an estimate, and the commencement date and term dates shall be adjusted to reflect the date which is the earlier of (i) the date when Tenant occupies the building described herein and begins storing vehicles on the Premises, or (ii) the date when Landlord and Tenant agree that the Premises improvements being constructed by Landlord are sufficiently completed so that Tenant may occupy the Premises and effectively operate its business.  Landlord and Tenant acknowledge that this date will most likely occur before Landlord has obtained a Certificate of Occupancy for the building from the Town of Brookhaven.

                In the event that Landlord has not obtained a Certificate of Occupancy for the building on the Premises from the Town of Brookhaven on or before the commencement date, Landlord covenants to obtain said Certificate of Occupancy on or before the earlier of six (6) months after the commencement date, or January 1, 2000.  Landlord agrees that if they fail to obtain the Certificate of Occupancy in a timely manner (with time being of the essence), Tenant may elect to either:

a)              Cause the completion/satisfaction of any and all construction/conditions necessary to obtain a Certificate of Occupancy from the Town of Brookhaven, and deduct the reasonable costs and expenses thereof from the rent; or

b)             only after employing all diligent, reasonable and good faith efforts to obtain the Certificate of Occupancy, declare the General Lease cancelled, after which Tenant shall have up to ninety (90) days to vacate the Premises, and shall be entitled to a full refund of any and all security deposits and/or pre-paid rent.

Landlord agrees to indemnify, defend and hold Tenant harmless of and from any and all liability arising out of any governmental actions threatened or commenced as a result of Tenant’s occupancy of the Premises without a Certificate of Occupancy, including reasonable attorneys fees incurred in defense of an action to fine and/or compel the vacating of the Premises.

1.02.        Paragraph 5 of Exhibit B Specifications is hereby amended to reflect that Tenant shall deposit with Landlord the sum of $76,000, representing the General Lease security deposit.  The references in Paragraph 5 of Exhibit B Specifications to $152,000 are amended to indicate the sum of $76,000.  Landlord shall be entitled to use the $76,000 deposit for payment of professional fees (legal, architectural, engineering) related to negotiation of the General Lease and development of the Premises, subject to compliance with the terms and conditions set forth in Paragraph 5 of Exhibit B Specifications.

                All other terms and provisions of the General Lease shall remain in full force and effect.

                IN WITNESS WHEREOF, Landlord and Tenant have executed this First Addendum to General Lease as of the date first above written.

LANDLORD	TENANT

COPART OF CONNECTICUT, INC.

/s/ Robert Arthur Gomes	By	/s/ Paul A. Styer
Robert Arthur Gomes		Paul A. Styer, Secretary

/s/ Robert Paul Gomes
Robert Paul Gomes

REVISED SECOND ADDENDUM TO GENERAL LEASE

This Second Addendum to General Lease is made to that General Lease dated December 29, 1997 between Robert Arthur Gomes and Robert Paul Gomes, Landlord, and Copart of Connecticut, Inc., Tenant, for therein described premises located in the Town of Brookhaven, New York, and is effective as of April 21, 1999.

1.             Paragraph 18.21(A) is hereby amended to provide that Tenant shall have the right to exercise the option to purchase the Premises at any time after the 5th anniversary of the commencement date of the Lease, provided Tenant is not in material default.

2.             Paragraph 18.22(2) & 18.22(3) are hereby deemed deleted, as of this effective date, on the basis of their fulfillment.

3.             Exhibit “A”, the legal description contained in the original General Lease, is hereby amended by deleting the Exhibit “A” annexed to the original General Lease dated December 29, 1997, and in its place and stead, inserting the following, see Schedule “B” and Schedule “C” annexed hereto and made a part hereof.

4.             Exhibit “B” to the General Lease is hereby amended to the extent that Item 4(B) and Item 6 are deleted.

5.             Paragraph 18.22(4) is hereby superceded by the agreement of the parties to execute and deliver the Non-Disturbance Attornment and Subordination Agreement annexed hereto as Exhibit “1”.

6.             Lease Right of First Refusal.  Tenant shall have the right, during the term of this Lease or any extension thereof, to lease twenty (20) acres (in 10 acre increments) contiguous to the Premises designated on Schedules “D” and “E” if Landlord receives from a third party an acceptable bona fide offer to lease all or a portion thereof.  Landlord shall provide Tenant with a Notice of Lease setting forth the exact and complete terms of the lease proposed by the third party.  For a period of thirty (30) days after receipt by Tenant of the Notice of Lease, Tenant shall have the right to give written notice to Landlord of Tenant’s exercise of its right to lease that portion of the real property described in Schedule “D” and/or “E” described in the Notice of Lease on the same terms, price and conditions set forth in the Notice of Lease.  If Tenant does not give Landlord such written notice within said 30-day period, it shall be conclusively presumed that Tenant has elected not to exercise its right hereunder, and Landlord may lease that portion of the real property described in the Notice of Lease.  If Tenant gives Landlord notice within said period and then fails to complete the lease on the same terms, price and conditions set forth in the Notice of Lease, Tenant shall be liable to Landlord for all damages to Landlord proximately caused by Tenant’s failure to lease the Premises, and Tenant’s rights under this paragraph shall be extinguished forever.

7.             Option to Lease Expansion Property.  Provided Tenant is not then in default under this General Lease, and provided that Landlord has not leased the real property described in Schedule “D” and “E”, or as to any portion thereof that Landlord has not leased, Tenant shall have the option to lease first the real property described in Schedule “D”, and thereafter the real property described in Schedule “E”, at the rate of $700 per acre per month, upon 30 days written notice to Landlord.

                Prior to and/or after exercise by Tenant of one or both options to lease additional property, Landlord agrees to cooperate fully with Tenant in obtaining all necessary approvals for use and development of the property from all applicable governmental agencies, including signing applications or other necessary documentation.  Landlord shall not be required to expend any money in cooperating with Tenant in obtaining said approvals.  Tenant shall be responsible for all costs associated with obtaining approvals for use and costs associated with development of the real property for which the option is exercised.  Tenant’s obligation to pay rent for the option property shall commence 45 days after receipt of all appropriate governmental approvals for Tenant’s site plan for the option property (including obtaining permits for grading, drainage and fence construction, if required) to expand its existing use of the Premises.  Until such time as Tenant receives all appropriate governmental approvals to expand its existing use of the Premises, Landlord may provide Tenant with a Notice of Lease as described in Paragraph 6, above.  In such case, if Tenant has not received all appropriate governmental approvals or exercised its right to lease the real property described in the Notice of Lease within 30 days after receiving the Notice of Lease, Tenant’s option shall be cancelled as to that real property described in the Notice of Lease.

                For example, assume Tenant provides Landlord with notice of exercise of its option to lease the property described in Schedule “D” on April 1, 2000.  Additionally, assume that Tenant obtains all appropriate governmental approvals on July 1, 2000.  Rent will be due and payable from Tenant to Landlord for the option property commencing September 14, 2000.  However, if Tenant were to obtain all appropriate governmental approvals on April 15, 2000, rent will be due and payable commencing June 1, 2000.

                Lease of option property shall be on the same terms and conditions as provided in this General Lease, except as to the additional rent per acre, and shall run until the end of the then current General Lease term together with any time extension options properly exercised.  The additional rent shall be subject to all of the CPI adjustments set forth in the General Lease (whether Tenant has exercised its lease expansion option(s) at the time the CPI adjustment(s) occur), and the option to purchase granted to Tenant shall extent to the option property for which the option is exercised.

                Landlord and Tenant agree to execute an addendum reflecting the dates for commencement of the lease for the option property, and the date for commencement of Tenant’s obligation to pay additional rent, which shall be the date which is 45 days after receipt of all appropriate governmental approvals for Tenant to expand its existing use of the Premises.

8.             It is acknowledged, between the parties, that a closing is imminent, whereby the 31 acres parcel presently owned by the landlord will be conveyed to Long Island Auto Realty, LLC, and the adjoining approximately 58 acre parcel to the west presently owned by Asco Land Company will be acquired by the aforesaid Long Island Auto Realty, LLC, all simultaneous with a mortgage to be executed by Long Island Auto Realty, LLC in favor of State Bank of Long Island.  Accordingly, concurrent with the purchase of the two parcels by Long Island Auto Realty, LLC, the Landlord shall execute and serve upon the Tenant an Assignment pursuant to the terms of Paragraph 18.5 if the General Lease, in the form of the specimen attached hereto as Schedule 2.

Copart of Connecticut, Inc

/s/ Robert A. Gomes	/s/ Paul A. Styer
Robert A. Gomes	By: Paul A. Styer, Secretary

Long Island Realty, LLC

/s/ Robert P. Gomes	/s/ Robert A. Gomes
Robert P. Gomes	By: Robert A. Gomes

THIRD ADDENDUM TO GENERAL LEASE

This Third Addendum to General Lease is dated December 28, 1999, is made to that General Lease dated December 27, 1997 between Long Island Auto Realty LLC, Landlord by assignment from Robert A. Gomes and Robert P. Gomes, and Copart of Connecticut, Inc., Tenant for therein described premises located in the town of Brookhaven, New York.  Said original General Lease has been previously amended by the Revised First Addendum to General Lease, and Revised Second Addendum to General Lease, copies of which are attached hereto as Exhibits “A” and “B”, respectively.

1.               The commencement date of the Lease shall be December 29, 1999.

2.               Tenant shall pay the sum of $76,000 to Landlord upon execution hereof, which sum represents payment of rent for the month of January 2000 ($38,000), and payment of $38,000 to be applied to the last month’s rent payment under the Lease, and the sum of $3,677, representing the pro-rated rent due for December, 1999.  Tenant’s next payment of rent shall be due February 1, 2000.

3.               Landlord acknowledges responsibility to complete the following items:

a.                                       Finish rock in yard and roll out.

b.                                      Installation of handicapped parking signs.

c.                                       Installation of handicapped sink fixture in outside-access bathroom.

d.                                      Complete parking lot striping.

4.               Tenant acknowledges responsibility to complete the following items:

a.                                       Front gate and gate operator (Tenant entitled to $5,000 credit from Landlord)

b.                                      Installation of Knox boxes for emergency entrance.

c.                                       Installation of fire alarm system, if required for final C.O. (Tenant entitled to $4,470 credit from Landlord, if installation required for final C.O.).

Tenant agrees that the Landlord’s indemnification obligations contained in the Revised First Addendum to General Lease (attached hereto as Exhibit “A”) shall not apply in the event that Tenant fails to complete any of the above items in this Paragraph 4 in accordance with all applicable laws, regulations and other requirements of any government or quasi-governmental authority including, without limitation, the Town of Brookhaven.

5.               Except for items set forth in 3 above, Tenant has inspected the facility and accepts same as in full compliance with the specifications of construction set forth in the lease.

6.               The parties agree to cooperate in good faith and to identify and resolve any outstanding issues involving change orders and any additional moneys owned to Landlord for work completed at Tenant’s request within thirty (30) days.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Third Addendum to General Lease effective as of the date first above written.

LONG ISLAND AUTO REALTY LLC

By	/s/ Robert A. Gomes
Robert A. Gomes
Manager

COPART OF CONNECTICUT, INC.

By	/s/ Paul A. Styer
Paul A. Styer, Secretary

FOURTH ADDENDUM TO GENERAL LEASE

This Fourth Addendum to General Lease is dated January 8, 2001, is made to that General Lease dated December 27, 1997 between Long Island Auto Realty LLC, Landlord by assignment from Robert A. Gomes and Robert P. Gomes, and Copart of Connecticut, Inc., Tenant for therein described premises located in the town of Brookhaven, New York.  Said original General Lease has been previously amended by the Revised First Addendum to General Lease, and Revised Second Addendum to General Lease (Second Addendum), and a Third Addendum to General Lease.

By this Fourth Addendum, the parties hereby agree as follows:

1.               Paragraphs 6 and 7 of the Second Addendum are deemed amended to the following extent: the premises described in Schedule E and otherwise referred to as the second option property and are hereby removed and otherwise deleted from the terms of the lease.  The premises described in Schedule D shall henceforth become the second option property.  In the place and stead of the premises described as Schedule D, the premises described in the within Schedule 1 hereto shall be the first option property.

2.               The Tenant hereby exercises its first option pursuant to paragraph 7 of the Second Addendum.  As just above stated, this option applies to the premises described in the annexed Schedule 1.

3.               The substitution of the premises described in Schedule 1 hereto in the place and stead of the premises described in Schedule E of the Second Addendum and the exercise of the option by Tenant to lease the premises described in Schedule 1 hereto is subject to the following terms and conditions.  First, Landlord shall be responsible for securing the abandonment of the paper roads and lot lines and for the payment of any costs or fees in connection with that process.  The parties agree to jointly process any and all applications for site plan approval necessary to join the first option property with the property presently leased by the Tenant.  As indicated in paragraph 7 of the Second Addendum, Tenant shall pay all other expenses in connection with the process, except those that relate to the road and lot line abandonment.  Second, the Landlord will obtain and furnish a non-disturbance agreement executed by The Bank of Long Island, in substantially the same form and content as the present and previous agreements, with respect to this option property.

4.               The parties agree that the acreage of the parcel described as Schedule 1 shall be computed by a surveyor or an engineer, and shall include the road abandonment property.  Rent shall be payable according to the amount of acreage computed at the per acre rate set forth in paragraph 7 of the Second Addendum.  The amount of acreage so computed shall be in full satisfaction of the first option to lease ten acres.

5.               Rent for the first option property will not commence until the later of :

45 days after receipt of all appropriate governmental approvals for Tenants site plan for the first option property (including obtaining permits for grading, drainage and fence construction, if such permits are required) to expand its existing use of the Premises; or

Landlord securing the abandonment of the paper roads and lot lines.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Fourth Addendum to General Lease effective as of the date first above written.

LONG ISLAND AUTO REALTY LLC

By	/s/ Robert A. Gomes
Robert A. Gomes
Manager

COPART OF CONNECTICUT, INC.

By	/s/ Paul A. Styer
Paul A. Styer, Secretary

FIFTH ADDENDUM TO GENERAL LEASE

This Fifth Addendum to General Lease is dated January 19, 2002, is made to that General Lease dated December 27, 1997 between Long Island Auto Realty LLC, Landlord by assignment from Robert A. Gomes and Robert P. Gomes, and Copart of Connecticut, Inc., Tenant for therein described Property located in the town of Brookhaven, New York.  Said original General Lease has been previously amended by the Revised First Addendum to General Lease, and Revised Second Addendum to General Lease (Second Addendum), a Third Addendum to General Lease, and a Fourth Addendum to General Lease.

By this Fifth Addendum, the parties hereby agree as follows:

1.               The Property is amended to include the real property depicted on Exhibit A, attached hereto and incorporated herein by this reference (Additional Property).

2.               The rent commencement date for the Additional Property is January 19, 2002.

3.               Tenant shall pay additional rent of $16,100 per month for the Additional Property.

4.               The term for the Lease on the Additional Property shall run concurrent with the term of the General Lease, including options and renewals as provided in the General Lease.

5.               Tenant shall have the option to purchase the Additional Property on the same terms and conditions as set forth in the General Lease for the leased Property.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Fifth Addendum to General Lease effective as of the date first above written.

LONG ISLAND AUTO REALTY LLC

By	/s/ Robert A. Gomes
Robert A. Gomes
Manager

COPART OF CONNECTICUT, INC.

By	/s/ Paul A. Styer
Paul A. Styer, Secretary